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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-67827) and related Prospectus of WellPoint Health Networks Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of Cerulean Companies, Inc. included in Post Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 333-64955) filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP


Atlanta, Georgia
October 10, 2000